UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2014

SL Green Realty Corp.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 4, 2014, the Board of Directors of SL Green Realty Corp. (the “Company”) appointed Andrew Mathias, President of the Company, as a Class I member of our Board of Directors, with a term expiring in 2016 or when his successor is duly elected and qualifies.

Mr. Mathias was appointed in accordance with the Amended and Restated Employment and Noncompetition Agreement, dated as of November 8, 2013, between Mr. Mathias and the Company (the “Employment Agreement”), which is hereby incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on November 8, 2013.

Other than the Employment Agreement, there are no related party transactions between us and Mr. Mathias.  Mr. Mathias will continue to serve as the President of the Company and he will not receive any additional compensation for his service as a director.  For additional information regarding our executive compensation and director compensation policies and for biographical and other information (including stock ownership) regarding our directors, please see the proxy statement relating to the Company’s 2014 annual meeting of stockholders, filed with the commission on April 30, 2014.  A copy of the press release announcing the appointment of Mr. Mathias to the Company’s Board of Directors is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Exhibit

99.1	Press Release, dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Chief Legal Officer and
General Counsel

Date:  June 6, 2014